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                              ARTICLES OF AMENDMENT TO
                            THE ARTICLES OF INCORPORATION
                             OF ROYALE INVESTMENTS, INC.

     The undersigned, President of Royale Investments, Inc., a Minnesota corporation (the "Company"), hereby certifies:

     1. That effective January 1, 1998, Article I of the Company's Articles of Incorporation shall be amended to read in its entirety as follows:

          "RESOLVED, that Article I of the Articles of Incorporation of this corporation be, and the same hereby is, amended to read as follows:

                                      ARTICLE I

               The name of this corporation shall be CORPORATE OFFICE PROPERTIES TRUST, INC."

     2. That a majority of the shareholders of the Company approved said amendment at a special meeting of the shareholders held on December 22, 1997, and such amendments have been adopted in accordance with the requirements of and pursuant to Chapter 302A of the Minnesota Statutes.

     I have subscribed my name this 23rd day of December, 1997.


                                   /s/ Clay W. Hamlin, III
                                   ------------------------
                                   Clay W. Hamlin, III
                                   President and CEO
STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF DAKOTA    )

     Clay W. Hamlin, III, being first duly sworn, deposes and states that he is the President and Chief Executive Officer of Royale Investments, Inc., a Minnesota corporation; that he executed the foregoing Certificate of Amendment; that the contents thereof are true; that he takes this action pursuant to authority conferred upon him by the Board of Directors of said Corporation; that he makes this Articles of Amendment for and on behalf of said Corporation.

                                   /s/ Clay W. Hamlin, III
                                   ------------------------
                                   Clay W. Hamlin, III

Subscribed and sworn to be before me
this 23rd day of December, 1997.

/s/ Albert Woodward
-------------------
Notary Public